Exhibit 99.1



BDO Seidman, LLP
Accountants and Consultants                       1601 Forum Place, Suite 904
                                                  West Palm Beach, FL 33401
                                                  Telephone: (561) 688-1600
                                                  Fax: (561) 688-1848


                                                  March 10, 2004

To the Audit Committee
 of Bravo! Foods International Corp.
North Palm Beach, FL

Gentlemen:

We believe that continuing as your independent public accountants is no longer feasible for either of our organizations. Accordingly, effective March 10, 2004 we resign as Bravo! Foods International Corp.'s independent public accountants. We will be available to your new accounting firm to answer any questions.

Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP


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